UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2017
Date of Report (Date of earliest event reported)

AptarGroup, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11846 (Commission File Number)	36-3853103 (IRS Employer Identification No.)

475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014
(Address of principal executive offices)

Registrant’s telephone number, including area code: 815-477-0424.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.      Submission of Matters to a Vote of Security Holders.

Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting of Stockholders of AptarGroup, Inc. (the “Company”) held on May 3, 2017.

Each of the three directors nominated for election was elected to serve until the Company’s 2020 Annual Meeting of Stockholders or until his or her successor has been elected and qualified.  The voting results were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
George L. Fotiades	53,398,730	197,336	122,686	3,910,656
King W. Harris	53,109,528	486,532	122,692	3,910,656
Dr. Joanne C. Smith	52,732,802	863,493	122,457	3,910,656

Stockholders approved, on an advisory basis, the Company’s executive compensation.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
53,018,730	523,994	176,028	3,910,656

Stockholders approved, on an advisory basis, the frequency of the advisory vote on the Company’s executive compensation.  The voting results were as follows:

One Year	Two Years	Three Years	Abstain
48,380,050	35,448	5,069,946	233,308

Consistent with the voting results for this proposal, the Company decided to conduct future advisory votes on the Company’s executive compensation once every year until the next required advisory vote on the frequency of the advisory vote on the Company’s executive compensation.

Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017.  The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
56,949,755	434,131	245,522	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AptarGroup, Inc.

Date: May 8, 2017	By:	/s/ Robert W. Kuhn
Robert W. Kuhn
Executive Vice President,
Chief Financial Officer and Secretary